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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Form 8-K, as amended, of International Technology Corporation of our report dated February 12, 1998, except for Note 1, as to which the date is May 4, 1998, with respect to the consolidated financial statements and schedule of OHM Corporation and subsidiaries included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1997.



                              /s/ Ernst & Young LLP

May 7, 1998

Columbus, Ohio